EXHIBIT 99

                                 SCHEDULE 13D/A


                              JOINT FILING AGREEMENT



     The undersigned hereby agree that the Statement on Schedule 13D/A with respect to the Common Stock of Aries Ventures Inc., dated November 17, 2003 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: December 4, 2003           /s/ Mark S. Zucker
                          -------------------------------------
                                     Mark S. Zucker



                            REFLECTION PARTNERS, L.P.




                     By:     /s/ Mark S. Zucker
                     -------------------------------------
                          Mark S. Zucker, General Partner


                     By: /s/ Anvil Claims, Inc.
                     -------------------------------------
                          Mark S. Zucker, President